                           FARM MANAGEMENT AGREEMENT

     This Farm Management Agreement is made and entered into this 26th day of DECEMBER, 1997, by and between CITADEL AGRICULTURAL PARTNERS NO. 2, a California general partnership, (hereinafter referred to as "Owner") and BIG 4 FARMING, LLC, a California limited liability company (hereinafter referred to as the "Manager").

                                   RECITALS:
                                   --------

     A. Owner owns 590 ACRES of agricultural property, together with related water delivery systems, irrigation equipment and apparatus, and other improvements (collectively, the "Land"). The Land is located in Kern County, California and is described in Exhibit "A," and

     B. The Manager is in the business of managing and conducting orchard operations of the kind desired by Owner in connection with the Land, and

     C. The parties hereto desire to enter into an agreement to engage the Manager to render services in accordance with the herein stated requirements of' Owner;

     NOW, THEREFORE, in order to carry out their mutual intent as expressed above, and in consideration of the mutual agreement hereinafter contained and other good and valuable consideration, Owner and Manager hereby covenant and agree as follows:

1.  Services of Manager.  Manager shall, within the limits of the budgets and
    -------------------
plans approved by Owner as provided in Paragraph 5 hereof, in the exercise of Manager's best judgment employing the customary standards of husbandry in the area, as are applicable to crops grown on the Land, undertake on behalf of Owner, full and complete management, supervision and control of the development and operation of the Land so as to achieve and maintain commercially reasonable economic production therefrom. Manager's specific duties shall include, without limitation, the obligation to:

     a. Devote such time and attention to the management and operation of the Land as Manager reasonably determines to be necessary and desirable for efficient planting, cultivating, growing and harvesting practices in accordance with the standards set forth above.

     b. Devote such time and attention as is necessary for the operation, repair and maintenance of the capital improvements located on the Land (the "Improvements"), including but not limited to the well pumps and motors, and irrigation systems and apparatus.

     c. Prepare and submit to Owner operating budget and development plans in accordance with the requirements of Paragraph 5 hereof.

     d. Carry out and supervise the execution of such budgets and plans and any supplemental budgets and plans approved by Owner.

     e. Hire employees and such labor as may be necessary or appropriate to carry out the purposes of this Agreement. The cost thereof, subject to Paragraph 6 of this Agreement, shall be reimbursed to Manager by Owner. In this regard, Manager agrees to use commercially reasonable efforts to have in its employ at all times a sufficient number of capable, competent and adequately trained employees to enable it to properly, adequately, safely and economically manage, operate and maintain the Land. All matters pertaining to the employment of such employees are and shall continue to be the sole concern and responsibility of the Manager, who is in all respects the employer of such employees and who agrees to comply with all applicable laws and regulations having to do with immigration and naturalization matters, workmen's compensation, social security, unemployment insurance, hours of labor, wages, OSHA rules and regulations, working conditions, citizenship status, and like subjects affecting employers as such. The cost thereof, subject to Paragraph 6 of this Agreement, shall be reimbursed to Manager by Owner. Under no circumstances shall any labor or employees hired by Manager be considered or deemed to be employees of Owner. This Agreement is not one of agency, except as herein provided, but one in which the Manager is engaged independently in the business of managing and operating the Land subject to the limits herein provided, and all employment arrangements are therefore solely its concern.

     f. Purchase and supply such materials and supplies for the account of Owner as may be reasonably necessary or appropriate to carry out the purpose of this Agreement, subject to the Approved Budget and Owner' direction. To the extent they are not reflected in the purchase price paid for any such materials and supplies, all discounts and rebates resulting from any such purchases shall be shown as a reduction in the actual costs of operation and management of the Land. The cost thereof, subject to Paragraph 6 of this Agreement, shall be reimbursed to Manager by Owner.

     g. Use commercially reasonable efforts to secure qualified persons, contractors, or firms to perform any of the work or services required of Manager, provided however, that all persons, contractors or firms so secured shall be employees of Manager or independent contractors to Manager and not the employees of Owner or independent contractors to Owner. The cost thereof, subject to Paragraph 6 of this Agreement shall be reimbursed to Manager by Owner.

     h. Except as the authority of Manager may be limited by this Agreement or by the written instructions of Owner which may be given from time to time, represent Owner as independent contract farm manager in all business transactions relating to the farming, operation and maintenance of the Land and administer the business of the Land.

     i. Pay directly to Owner, at the address set out in Paragraph 18, all monies accruing to Owner from the Land and the operations thereon or with respect thereto.

     j. Keep full and adequate books of account, tax records and other records relative to labor and payroll activities, in accordance with the requirements of Paragraph 3.

     k. Notwithstanding the provisions of Paragraph 5 of this Agreement, take such action as may be reasonably necessary in an emergency or in other circumstances that do not permit delay to remedy the same and to protect the assets of Owner from damage or loss, provided that in each instance of action taken pursuant to this subparagraph (k), prompt notice of such action taken shall be given to Owner with respect to such emergency or other circumstances, and the cost of such action shall not exceed $5,000.

     l. Obtain, at Owner's expense, such insurance as Owner may reasonably request, from time to time.

     m. Open a bank account (the "Farm Account") as to which the Owner will be the beneficial owner. Manager is authorized to receive funds on behalf of Owner and shall retain such amounts as are reasonably required to pay for all costs eligible for reimbursement pursuant to Paragraph 6 of this Agreement. Any excess amounts shall be promptly remitted to Owner.

     n. Review and, as appropriate, timely pay from the Farm Account vendor invoices and bills.

     o. Prepare from time to time such additional reports as Owner may reasonably request.

     p. Notwithstanding the above, Manager may sub-contract with Cecilia Packing or any other related entity to perform the duties contained herein, provided, however, such sub-contracting shall not relieve Manager of its obligations under this Agreement.

2.  Limitations on Authority of Manager.  Manager's authority hereunder shall be
    -----------------------------------
limited to carrying out the objectives of this Agreement and the plans and budgets approved by Owner and to do all things reasonably

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

necessary to carry out such objectives; provided, however, that Manager shall have no power to lease, sell convey, or encumber the Land or any part thereof or any Improvements, or take any action which is contrary to the specific directions or written instructions given to the Manager by Owner, which directions will be consistent with the objectives of this Agreement. Manager may not remove Improvements from the Land except to obtain repairs or for storage, without the written consent of Owner. For purposes of this Agreement, Owner shall appoint in writing a designated representative for purposes of communicating with Manager. Manager may rely upon the instructions of such representative and disregard the instructions of any other person purporting to speak on behalf of Owner.

3.  Accounts and Information.  Manager shall keep and maintain complete,
    ------------------------
legible, reproducible, accurate records of its operations on and management of the Land, including without limitation, accounting records maintained in accordance with generally accepted accounting principles as applied to the agricultural industry (subject to the written instruction of Owner to follow other procedures), sufficient records to enable Owner to comply with all applicable requirements of taxing authorities, records required by the Fair Labor Standards Act or any law applicable to farm labor employers or housing providers and employers in general, including without limit, requirements of the Occupational Health and Safety Act and the Immigration Reform and Control Act of 1986 and all records required by federal, state or local statute or ordinance pertaining to the use, storage, mixing, application, handling, transportation or disposal of motor fuels or lubricants, agricultural chemicals, fertilizers, herbicides, pesticides or other toxic or hazardous materials.

     Owner shall have the right at anytime during the term hereof to review and copy any or all of the records information maintained, created or retained by Manager under this Paragraph 3 upon three (3) business day's notice, with any inspection to be performed during normal business hours and at the sole cost and expense of Owner. At the conclusion of the term hereof, Manager shall provide Owner with copies of all such records or otherwise assure Owner to its satisfaction that such records and information will be maintained and available to Owner for any period of time required by Law.

4.  Title to and Disposition of Products.  Any crops grown on the Land and any
    ------------------------------------
products or by-products derived therefrom shall remain the sole property of Owner. Manager may not enter into contracts for the sale of such products, unless such contracts are approved in advance in writing by Owner.

5.  Budget and Development Plan.  On or about October 1st of each year during
    ---------------------------
the term of this Agreement, Manger shall prepare and submit to Owner for its approval for the next succeeding crop year (i) a budget for the operation and management of the Land, (ii) a capital improvement plan setting forth proposed improvements, if any, to be made to the Land, (iii) a cropping plan for the Land, (iv) a statement of funding requirements to carry out the budget and any development plan including a monthly breakdown of funding needs for such purposes for the applicable crop year (collectively hereinafter referred to as a "Proposed Budget"), and (v) a statement (Schedule D) that supports the annual budget and development plan regarding; labor categories and applicable hourly and or monthly rates, all calculations detailing labor benefits and payroll burdens, and all farming equipment charges either per hour or per acre. From time to time throughout the crop year, Manager may be requested to prepare and submit to Owner an update to the Approved Budget then in effect to reflect the actual costs of operation and management during that part of the year that has expired.

     The term crop year for the purposes of this Agreement shall commence November 1st, and terminate October 31st in any given year.

     Each proposed Budget shall be prepared in a satisfactory manner, shall employ the Budget Categories attached hereto as Exhibit "B," and shall set forth on a monthly basis, Manager's best judgment of operational and developmental costs and expenses to be incurred by Manager in the operation and management of the Land during the crop year for which such Proposed Budget is submitted.
Owner shall have 30 days from date of receipt to either approve or revise such Proposed budget. Such Approved Proposed Budget shall govern the management and operation of the Land by Manager for the crop year and shall be referred to collectively as the "Approved Budget." The Approved Budget shall not be modified or changed except by prior written approval of Owner.

     Manager shall use commercially reasonable efforts to operate and manage the Land within the scope of the Approved Budget and to timely pay vendor bills and invoices from the Farm Account in accordance with the Approved Budget; however, Owner and Manager recognize that the actual costs of operation and management of the Land may vary from those set forth in an Approved Budget and agree that the Manager may, without prior written approval of Owner, exceed any single Budget Category as shown in the Approved Budget by an amount not to exceed 10% (ten percent) of such Budget Category or $5,000.00 (five thousand dollars and 00/100 cents) whichever is less, so long as the Approved Budget is not exceeded in the aggregate by more than five percent (5%) after taking into account all previous single Budget Category changes.

     Manager shall not incur for Owner's account, nor shall Manager make any disbursement from the Farm Account or be reimbursed for (1) any cost incurred for any single line item that exceeds the amount shown in the Approved Budget for such Budget Category by 10% (ten percent) thereof or $5,000.00, (five thousand dollars and 00/100 cents) whichever is less or (2) any cost incurred which, when aggregated with all previous single Budget Category changes, exceeds five percent (5%) of the Approved Budget, in either case unless:

     a. The prior written approval of Owner is obtained before such cost is incurred; or,

     b. The following conditions shall have been satisfied with respect to such excess:

          (1) Manager shall have notified Owner in writing of such anticipated excess cost and either (a) Manager mailing of such notice in the manner provided in Paragraph 18 hereof; or (b) Manager shall have received the written approval of the incurring of such anticipated excess costs from Owner; or

          (2) Manager shall have notified Owner orally or in writing of the existence of an emergency situation which requires that an excess cost be incurred and either (a) shall not have received an oral or written objection to the occurrence thereof from Owner within 24 hours after the transmission of such notice; or (b) shall have received oral or written approval of the incurring thereof. In the case of any oral communications made pursuant to this paragraph, the party initiating the communication shall promptly follow such communication with written confirmation thereof.

     The Budget Categories shown m the Approved Budget for any given crop year, prior to any updating to reflect actual costs of operation and management, shall be used for purposes of determining whether Manager has exceeded the budget overrun limitations contained in this Paragraph 5.

6.  Reimbursement of Manager.  Manager shall submit to Owner quarterly (i) a
    ------------------------
statement of fees due Manager and of all costs, expenses and payments, if any, incurred or made by Manager, in farming the Land pursuant to this Agreement ("Statement of Expenses"), (ii) a reconciliation with supporting evidence and detail of all money received and paid from the Farm Account established to fund operations for the Land, and (iii) any other evidence, including paid invoices, receipts and the like, reasonably required by Owner to verify the costs, expenses and payments for which Manager seeks reimbursement. The quarterly reconciliation and supporting evidence shall be prepared and sent to Owner so as to coincide with specified dates in Owner' normal accounting cycle in order that Owner may review the reconciliation in a timely manner.

     Within thirty (30) days of receipt of a Statement of Expenses, Owner shall reimburse Manager all amounts set forth in such statement incurred in accordance with this Agreement which have not been previously reimbursed or paid directly by Manager through the Farm Account or by Owner. Under no circumstances shall Owner be obligated to reimburse Manager for any costs, fees, expenses or payments not incurred or made pursuant to this Agreement. Owner shall deliver written notice to Manager of any items set forth in the Statement of Expenses which Owner objects to and, upon receipt of such notice, Manager shall furnish Owner with such additional information concerning the disputed items(s) as may be reasonably necessary to determine whether such item(s) is reimbursable under the terms of this Agreement. If, after review of such information, Owner believes that such item(s) is not reimbursable under this Agreement, such claim shall be submitted to arbitration pursuant to this Agreement. Notwithstanding the foregoing, if any disputed amount is an amount payable to a third party due to services rendered or materials supplied for the benefit of the Land, such amounts shall be considered reimbursable and Owner may pursue an arbitration claim against Manager for reimbursement of the expense if disputed by Owner.

7.  Financing.  Owner shall be solely responsible for obtaining all financing
    ---------
and furnishing to Manager all funds necessary for Manager to operate and maintain the orchard and to perform its obligations hereunder as provided in the Approved Budget. Manager shall have no obligation to advance or expend any funds or incur any obligations for its account in connection with the operation or maintenance of the orchard or the performance of its obligation hereunder except as expressly provided herein.

8.  Care and Management Fee.  Owner shall pay Manager a Care and Management Fee
    -----------------------
for Manager's Services rendered hereunder (the "Care and Management Fee") in the amount of 5% of the gross receipts of sale of citrus after deduction for picking, packing and hauling.

9.  Harvesting and Marketing the Crop.  Manager shall be responsible for
    ---------------------------------
marketing the citrus crop produced on the Land in consultation with the Owner. Manager shall oversee and manage the harvest of the crop.

10.  Liability of and Indemnification by Manager.  Manager shall perform its
     -------------------------------------------
obligations with diligence, good faith and consistent with customary agricultural and farming practices employed in the general geographical vicinity of the Land. However, it is understood by Owner that the result of agricultural operations cannot be predicted with certainty. Manager shall not be liable for any loss of, or damage to the real or personal property, including permanent and other growing crops an the Land, resulting from acts of God or other hazards of farming, including without limitation, rain, hail, frost, flooding, wind storms, disease, insects and theft of materials and supplies, or other causes except to the extent that such loss or damage is caused by Manager's negligence or willful misconduct.

     Manager agrees to indemnify, defend and hold Owner, their officers, agents and employees and the Land free and harmless from any and all suits, actions, causes of action, claims, losses, expense, liability and damages, including reasonable attorneys' fees and disbursements, arising from Manager's breach of this Agreement and from the negligent acts or omissions of the Manager or any of its agents or employees, but only to the extent of Manager's liability insurance coverage and its net assets. Owner hereby waives any claim to consequential or punitive damages.

11.  Chemical and Other Substances.   No fertilizer, herbicide, pesticide,
     -----------------------------
poison, chemical, or other foreign substance except those approved by the United States Department of Agriculture and by the California Department of Food and Agriculture and any other relevant governmental agency or authority, shall be applied by the Manager or any employee or agent or person acting on its behalf to the Land or crops growing thereon or brought onto or stored on the Land. The use of any such approved substance by the Manager shall be in conformity with the manufacturer's instructions and all governmental restrictions respecting the manner and timing of application thereof. No experimental fertilizer, chemical, pesticide or herbicide shall be applied to the Land or to the crops growing thereon except with Owner' prior written consent. Manager shall maintain records in accordance with sound business practices and all pertinent governmental regulations respecting the time, place, quality, quantity, kind, and method of application of all such substances as may be utilized by the Manager, and shall furnish to Owner, upon request, true and correct copies thereof. All such pesticides, fertilizers, herbicides or other toxic or hazardous materials and containers in which they are shipped, stored or mixed shall be used, stored, handled and disposed in strict compliance with all applicable statutes and governmental regulations. Manager hereby expressly indemnifies and holds Owner and the Land, harmless from and against all loss, cost, damage, claims, expense or liability, including reasonable attorneys' fees and disbursements, arising from or related to its or any of its employees' or agents' use, handling, mixing, storing or disposing of any such materials except as permitted in this paragraph. Owner shall have the right to inspect the Land from time to time to ensure Manager's compliance with this paragraph. Owner hereby waives any claim to consequential or punitive damages.

12.  Labor Matters.  Manager hereby represents to Owner that it is not a party
     -------------
to a labor union contract or collective bargaining agreement, nor will it seek to become a party to any such agreement during the term of this Agreement which in any manner binds Owner as a party or successor or obligates Owner or any subsequent owner of the Land to bargain with any union or labor organization as a successor in interest to Manager. Manager will indemnify and hold Owner and the Land harmless from and against any and all loss, cost, damage, claim, liability or expense that it may incur as a result of Manager's breach of this Paragraph 12. This section is not intended to cause Manager to refuse to bargain in good faith in accordance with law, nor will its provisions result in liability against Manager for actions by its employees beyond its control.

13.  Relationship of Parties.  Nothing contained in this Agreement, nor any act
     -----------------------
of the parties, shall be deemed or construed by the parties or by any third person to create a partnership, a joint venture or any other relationship between Owner and Manager other than the relationship of independent contractor. This Agreement is not one of agency, except as herein expressly provided, but solely one in which the Manager is hired as an independent contractor engaged independently in the business of managing and operating the Land on its own behalf.

14.  The Owner's Right of Entry.  Owner and persons designated by it, shall have
     --------------------------
the right to enter upon the Land at any time.

15.  No Restrictions.  Nothing contained in this Agreement shall be construed so
     ---------------
as to prohibit either party or any firm or corporation in any way affiliated with either of them from owning, operating, or investing in any agricultural, ranching, farming or any other type of real estate development either in the state where the Land is located or elsewhere, provided such activities do not interfere with the affected party's ability to properly perform its obligations under this Agreement.

16.  Term.  The term of this Agreement shall be for  2 years, commencing on the
     ----
first day of November, 1997 and, unless otherwise terminated pursuant to Paragraphs 17 and 18, shall renew for additional one year terms on November 1, 1999, and each November 1 thereafter.

17.  Termination.
     -----------

     a. In the event either party shall be in default in the performance of such party's obligations under this Agreement and such default is not cured within 5 days after written notice thereof by the other party, then this Agreement shall terminate, provided, however, if such default by its nature cannot be cured completely within such 5 day period, this Agreement shall not terminate provided the defaulting party, within said 5 day period, commenced and proceeds with diligence and in good faith to remedy such default. Owner's obligation to reimburse Manager for Reimbursable Expenses incurred prior to termination and to pay the Management Fee to the extent attributed to the period prior to termination, and Manager's obligations to defend and indemnify as provided in Paragraph 10 and 11 as to events, acts or omissions taking place prior to the termination, shall survive the termination of this Agreement.

     b. Owner or Manager may terminate this Agreement without cause, effective on October 31 of the year in which the termination is to occur, by giving the other party written notice of termination at least 1 year prior to the proposed termination date.

18.  Termination in Event of Sale.  In the event all or a portion of the Land is
     ----------------------------
sold, Owner may terminate this Agreement as to all or the portion sold upon thirty (30) days notice to Manager. If only a portion of the Land is sold resulting in termination of this Agreement as to the portion sold then Reimbursable Expenses, charges and fees as provided in Paragraph 6 of this Agreement and any other expenses, charges and fees payable to Manger and based upon per acre and/or per month rates under this Agreement shall be reduced by the appropriate amounts and the Care and Management Fee shall be adjusted on a pro-rata basis based upon the estimated Care and Management fee.

19.  Cure Period.  Owner shall give Manager written notice of any breaches of
     -----------
this Agreement. Manager shall have a commercially reasonable time to cure any breach, taking any consideration the condition of the crop and weather conditions.

20.  Arbitration.  Owner and Manager shall submit any dispute concerning the
     -----------
interpretation of or the enforcement of rights and duties under this Agreement to final and binding arbitration pursuant to the rules of the American Arbitration Association. Owner and Manager agree that discovery may be conducted pursuant to Section 1283.05 of the California Code of Civil Procedure.

21.  Notice.  All statements, notices, demands, requests and payments form one
     ------
party to another shall, unless otherwise specified herein, be delivered personally or sent by mail, postage prepaid, to the addresses stated below:

          OWNER:    Citadel Agricultural Partners No. 2
                    550 Hope Street - Suite 1825
                    Los Angles, CA 90071
                    Attn.  Mr. S. Craig Tompkins

          MANAGER:  Big 4 Farming LLC
                    550 Hope Street - Suite 1825
                    Los Angles, CA 90071
                    Attn.  Mr. S. Craig Tompkins

or such other addresses as the parties may hereafter designate to each other in writing.

22.  Choice of Law.  This Agreement shall be construed and enforced in
     -------------
accordance with the laws of the State of California within which the Land is located.

23.  Interpretation.   The parties agree that each has reviewed this Agreement
     --------------
and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any revisions or amendments hereto.

24.  Captions.  In this Agreement, captions of the sections and paragraphs are
     --------
for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in interpretations, construction or meaning of the provisions hereof.

25.  Assignment   The rights and obligations of the other party under this
     ----------
Agreement shall not be assigned without the prior written consent of the other party.

26.  Counting Days.  If a party is required to complete the performance of an
     -------------
obligation under this Agreement by a date certain and such date is a Saturday, Sunday, or Federal bank holiday (collectively, a Nonbusiness Day), then the date for the completion of such performance will be the next succeeding day that is not a Nonbusiness Day.

27.  Counterparts.  This Agreement may be executed in one or more counterparts
     ------------
each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

28.  Operation  in Accordance with the Law.  Manager shall, at all times, use
     -------------------------------------
commercially reasonable efforts to apprise itself of all Federal, State and other governmental laws and regulations applicable to its operations hereunder, including, without limitation, all applicable requirements of the Immigration Reform and Control Act of 1986, the Fair Labor Standards Act, as amended, and all regulations and orders of the United States Department of Labor issued thereunder, and all other governmental agencies or departments with jurisdiction over Manager, the Land or the operation thereof, and all laws, ordinances and regulations relating to the use, storage, mixing, handling, disposal or application of all insecticides, herbicides, pesticides or other hazardous or toxic materials on or about the Land and any containers in which they are shipped, handled, mixed or stored and after having been so apprised, to use commercially reasonable efforts to comply with all applicable Federal, State and governmental laws and regulations. Manager shall maintain workmen's compensation insurance, insuring its employees engaged on the land with a company legally authorized to write such insurance in the state in which the Land is located, and the Manager shall furnish Owner upon demand with a certificate of said insurance.

29.  Amendment.   This Agreement shall not be amended, modified or changed
     ---------
except in writing and signed by the parties hereto.

30.  Attorneys' Fees.  In the event a legal proceeding is instituted to enforce
     ---------------
any provision hereof or rights granted hereby, including the recovery of damage or enforcement of the right of indemnification, the party prevailing in such action may recover its costs thus incurred, including reasonable legal fees.

     IN WITNESS WHEREOF, the parties hereto have executed this Farm Management Agreement, as of the day and year first above written.


"Owner"

Citadel Agricultural Partners No. 2
a California general partnership
   By Citadel Agricultural, Inc.
    a Califonnia corporation and General Partner


    By: /s/ S. Craig Tompkins
       ------------------------
        S. Craig Tompkins
        Title:  President

"Manager"

Big 4 Farming, LLC
a California limited liability company


By: /s/ S. Craig Tompkins
   --------------------------
      S. Craig Tompkins
      Title: President

                                   EXHIBIT"B"
                               BUDGET CATEGORIES
                               -----------------

Care and Management Fees

Soil Amendments

Pest and Disease Control

Growth Regulators

Pruning

Tree Removal and Replanting

Water and Power

Repairs and Maintenance

Frost Protection

Miscellaneous

Capital Expenditures


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